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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                           ENERGY EAST CAPITAL TRUST I
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                 14-6209162
                 (State of                              (I.R.S. Employer
       incorporation or organization)                  Identification No.)

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                                 P.O. BOX 12904
                           ALBANY, NEW YORK 12212-2904
                                 (518) 434-3049
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

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Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                    Name of Each Exchange on Which
        to be so Registered                    Each Class is to be Registered
        -------------------                    ------------------------------

     8 1/4% Capital Securities                     New York Stock Exchange
(Liquidation Amount $25 per Capital Security)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)


      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

      Securities Act registration statements file number to which this form relates: 333-62056-01 and 333-62056
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      This Registration Statement relates to the 8 1/4% Capital Securities (Liquidation Amount $25 per 8 1/4% Capital Security) of Energy East Capital Trust I, a Delaware business trust. A description of the 8 1/4% Capital Securities is contained in the Prospectus dated July 3, 2001, as supplemented by the Prospectus Supplement dated July 17, 2001 of Energy East Capital Trust I and Energy East Corporation, filed pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended. Such description of the 8 1/4% Capital Securities is incorporated herein by this reference. The Prospectus and Prospectus Supplement are part of the Registration Statement on Form S-3 (Registration Statement Nos. 333-62056, 333-62056-01 and 333-62056-02) of Energy East Capital Trust I, Energy
East Capital Trust II and Energy East Corporation, initially filed with the Securities and Exchange Commission on May 31, 2001, as amended by Pre-Effective Amendment No. 1 filed on July 2, 2001.


ITEM 2. EXHIBITS.

  EXHIBIT NO.   DESCRIPTION                                                                  METHOD OF FILING

     1-1        The Prospectus and Prospectus Supplement                                     Incorporated by reference to the
                                                                                             Registration Statement on Form S-3
                                                                                             (File Nos. 333-62056 and
                                                                                             333-62056-01).

     4-1        Form of subordinated indenture to be entered into by Energy East and The     Incorporated by reference to Exhibit
                Chase Manhattan Bank, as Trustee, related to the junior subordinated debt    4-4 to the Registration Statement on
                securities.                                                                  Form S-3 (File Nos. 333-62056 and
                                                                                             333-62056-01).

     4-2        Form of supplemental indenture to subordinated indenture to be entered into  Incorporated by reference to Exhibit
                by Energy East and The Chase Manhattan Bank, as Trustee, related to the      4-5 to the Registration Statement on
                junior subordinated debt securities.                                         Form S-3 (File Nos. 333-62056 and
                                                                                             333-62056-01).

     4-3        Form of Capital Securities Guarantee Agreement for Energy East Capital       Incorporated by reference to Exhibit
                Trust I between Energy East, as Guarantor and The Chase Manhattan Bank, as   4-6 to the Registration Statement on
                Trustee, to be delivered by Energy East Corporation.                          Form S-3 (File Nos. 333-62056 and
                                                                                             333-62056-01).

     4-4        Certificate of Trust of Energy East Capital Trust I.                         Incorporated by reference to Exhibit
                                                                                             4-7 to the Registration Statement on
                                                                                             Form S-3 (File Nos. 333-62056 and
                                                                                             333-62056-01).

     4-5        Form of Amended and Restated Trust Agreement for Energy East                 Incorporated by reference to Exhibit I
                Capital Trust between Energy East, as Sponsor, The Chase                     4-11 to the Registration Statement
                Manhattan Bank, as Property Trustee, Chase Manhattan Bank                    on Form S-3 (File Nos. 333-62056 and
                USA, National Association, as Delaware Trustee and the                       333-62056-01).
                Administrative Trustees.

     4-6        Trust Agreement of Energy East Capital Trust I, dated May 24, 2001           Incorporated by reference to Exhibit
                                                                                             4-9 to the Registration Statement on
                                                                                             Form S-3 (File Nos. 333-62056 and
                                                                                             333-62056-01)

     4-7        Form of Capital Security certificate for Energy East Capital Trust I.        Included in Exhibit 4-5.



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                                   SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 20, 2001.

                                 ENERGY EAST CAPITAL TRUST I

                                 By: ENERGY EAST CORPORATION, as Sponsor


                                 By: /s/ Robert D. Kump
                                     ------------------------------------
                                     Name: Robert D. Kump
                                     Title: Vice President and Treasurer